Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-116055 and No. 333-123707 on Form S-8 of our report dated March 26, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R)), appearing in this annual report on Form 10-K of UCN, INC. and subsidiaries for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 26, 2007